EXHIBIT 21
to Registrant’s Report on Form 10-K
for the year-ended June 30, 2011

SUBSIDIARIES OF BALDWIN TECHNOLOGY COMPANY, INC.	Jurisdiction
Baldwin Americas Corporation	Delaware
Baldwin Europe Consolidated Inc.	Delaware
Baldwin Asia Pacific Corporation	Delaware
Baldwin Technology India Private Limited	India
MTC Trading Company	Arizona

SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
Baldwin Graphic Systems, Inc.	Delaware
Baldwin India Private, Ltd.	India
Horizon Lamps, Inc.	New Jersey

SUBSIDIARIES OF MTC TRADING COMPANY
Oxy-Dry Corporation	Delaware

SUBSIDIARIES OF OXY-DRY CORPORATION
Oxy-Dry U.K. Inc.	Delaware
Baldwin Southeast Asia Corporation	Delaware
Oxy-Dry UK Limited	United Kingdom

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
Baldwin Graphic Equipment BV	Netherlands

SUBSIDIARIES OF BALDWIN GRAPHIC EQUIPMENT BV
Baldwin Europe Consolidated BV	Netherlands

SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
Baldwin Germany Holding GmbH	Germany
Baldwin U.K. Holding Limited	United Kingdom
Baldwin Jimek AB	Sweden
Baldwin France Sarl	France
Baldwin UV Limited	United Kingdom

SUBSIDIRIES OF BALDWIN GERMANY HOLDING GmbH
Baldwin Germany GmbH	Germany
Baldwin Oxy-Dry GmbH	Germany

SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
Baldwin (UK) Ltd.	United Kingdom

Acrotec UK Ltd.	United Kingdom

SUBSIDIARIES OF BALDWIN UV LIMITED
Primarc Limited	United Kingdom
Colordry Limited	United Kingdom
Spectral Technology Ltd.	United Kingdom
Wallace Knight Ltd.	United Kingdom
ACT Spectral Ltd.	United Kingdom

SUBSIDIARIES OF ACROTEC UK LTD.
Baldwin Globaltec Ltd.	United Kingdom

SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
Baldwin-Japan Ltd.	Japan
Baldwin Printing Control Equipment (Beijing) Company, Ltd.	China
Baldwin Graphic Equipment Pty. Ltd.	Australia
Baldwin Printing Controls Ltd.	Hong Kong
Baldwin Printing Equipment Trading (Shanghai) Co., Ltd.	China
Baldwin Printing Equipment Manufacturing (Shanghai) Co. Ltd.	China